UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-2

CREATIVE MEDICAL TECHNOLOGY HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

____________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on  May     , 2025

Dear Stockholders of Creative Medical Technology Holdings, Inc.:

We are pleased to invite you to attend a Special Meeting of Stockholders to be held on May     2025, at 9:00 a.m. Pacific Standard Time at 440 Stevens Avenue, Suite #200, Solana Beach, CA 92075 (the “Special Meeting”).  The Special Meeting is being held to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the exercise in full of warrants to purchase an aggregate of 1,799,774 shares of our Common Stock that we issued on March 6, 2025.

Our Board of Directors has fixed the close of business on March 6, 2025 as the record date for the Special Meeting.  Only stockholders of record as such date may vote at the Special Meeting or any postponements or adjournments of the meeting.  This notice of special meeting, proxy statement, and form of proxy are being made available on or about  March  , 2025.

Your vote is important.  Whether or not you plan to attend the Special Meeting, we would like for your shares to be represented.  Please vote as soon as possible via the Internet, telephone, or mail.

Sincerely,
Timothy Warbington Chief Executive Officer

                   March     , 2025

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting To Be Held on May 2025: This Proxy Statement is available at the following website: www.proxyvote.com.

PROXY STATEMENT

CREATIVE MEDICAL TECHNOLOGY HOLDINGS, INC.

SPECIAL MEETING OF STOCKHOLDERS

To Be Held On May  , 2025

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 9:00 a.m. Pacific Standard Time on May , 2025

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at a special meeting of stockholders of Creative Medical Technology Holdings, Inc., a Nevada corporation, and any postponements, adjournments or continuations thereof (the “Special Meeting”).  The Special Meeting will be held on May  , 2025 at 9:00 a.m. Pacific Standard Time at 440 Stevens Avenue, Suite #200, Solana Beach, CA 92075.  References in this Proxy Statement to “we,” “us,” “our,” the “Company” or “Creative Medical Technology Holdings” refer to Creative Medical Technology Holdings, Inc.

The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement is first being mailed on or about May  , 2025 to all stockholders entitled to vote at the Special Meeting.

THE INFORMATION PROVIDED IN THE “QUESTION AND ANSWER” FORMAT BELOW IS FOR YOUR CONVENIENCE ONLY AND IS MERELY A SUMMARY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT.  YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

1

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR SPECIAL MEETING

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
A:

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this Proxy Statement, primarily via the Internet.  The Notice containing instructions on how to access our proxy materials is first being mailed on or about March , 2025 to all stockholders entitled to vote at the Special Meeting.  Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice.  We encourage stockholders to take advantage of the availability of our proxy materials via the Internet to help reduce the environmental impact of our meetings of stockholders.

Q:	What items will be voted on at the Special Meeting?
A:	Stockholders will vote on the following items at the Special Meeting:

•	Approval of the exercise in full of warrants purchase an aggregate of 1,799,774 shares of our Common Stock that we issued on March 6, 2025 (the “Warrants”); and
•	Such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

Q:	How does the Board of Directors recommend I vote?
A:	The Board of Directors unanimously recommends that the stockholders vote FOR the approval of the exercise in full of the Warrants.

With respect to any other matter that properly comes before the Special Meeting, the proxies will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Q:	Who may vote at the Special Meeting?
A:

Stockholders of record as of the close of business on March 6, 2025 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Special Meeting.  As of the Record Date, there were 2,323,428 shares of our Common Stock issued and outstanding, held by 79 holders of record.

Q:	How many votes do I have?
A:	You have one vote for each share of Common Stock you owned as of the Record Date.
Q:	What is the voting requirement to approve each the proposals?
A:

The affirmative vote of holders of a majority of the shares present and entitled to vote on the proposal to approve the exercise of the Warrants, and any proposal to adjourn the Special Meeting or other matters that may properly come before the Special Meeting, will be required to approve each such proposal.

Q:	How many shares must be present or represented to conduct business at the Special Meeting?
A:

The presence in person or by proxy of one-third of the aggregate voting power of the Common Stock issued and outstanding and entitled to vote at the Special Meeting is required for the Special Meeting to proceed.  If you have returned valid proxy instructions or attend the Special Meeting, your shares of Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting at the meeting.

2

Q:	If I am a stockholder of record, how do I vote?
A:	If you are a stockholder of record, there are four ways to vote:

•	At the Special Meeting. You may vote in person at the Special Meeting if you are the record owner of the shares to be voted. You can also vote in person at the Special Meeting if you present a properly signed proxy that authorizes you to vote shares on behalf of the record owner.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.

•	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided. If you vote by mail, your proxy card must be received by May , 2025.

Please note that the Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time (8:59 p.m. Pacific Standard Time) on May , 2025.
Q:	If I am a beneficial owner of shares held in street name, how do I vote?
A:

If you are a beneficial owner of shares held in street name, you should have received from your broker, bank, trustee or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a “vote instruction form” sent by the broker, bank, trustee or other nominee.  Please follow their instructions carefully.  Street name stockholders generally may vote by one of the following methods:

•	At the Special Meeting. If you wish to vote at the Special Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy to you by your broker, bank, trustee, or other nominee.

•	Via the Internet. You may vote by proxy via the Internet by following the instruction form provided to you by your broker, bank, trustee, or other nominee.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the vote instruction form provided to you by your broker, bank, trustee, or other nominee.

•	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the envelope provided to you by your broker, bank, trustee, or other nominee.

Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
A:

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, vStock Transfer, LLC, you are considered the stockholder of record with respect to those shares, and the Notice or these proxy materials were sent directly to you by us.

Beneficial Owner of Shares Held in Street Name.  If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the Notice or these proxy materials were forwarded to you by that organization.  The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting.  As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

3

Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

A:

Brokerage firms and other intermediaries holding shares of our Common Stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. Your broker will not have discretion to vote on the proposals, all of which are “non-routine” matters, absent direction from you, resulting in broker non-votes.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote at the Special Meeting.

If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to our Corporate Secretary at Creative Medical Technology Holdings, Inc., 211 E Osborn Road, Phoenix, AZ 85012 prior to your shares being voted, or (3) attending the Special Meeting and voting at the Special Meeting. Attendance at the Special Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the Special Meeting.

For shares you hold beneficially in street name, you generally may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Special Meeting and voting during the meeting.

Q:	If I submit a proxy, how will it be voted?

A:

When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the Proxy Statement are properly presented at the Special Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Special Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”

Q:	How are proxies solicited for the Special Meeting?

A:

Our Board of Directors is soliciting proxies for use at the Special Meeting. All expenses associated with this solicitation will be borne by us. We may, on request, reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our Common Stock on your behalf. We may engage a proxy solicitation firm to solicit proxies for a fee but as of the date hereof have not done so. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Q:	What should I do if I get more than one proxy or voting instruction card?

A:

Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials and multiple Notices, proxy cards, or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials or one Notice. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to the Special Meeting to ensure that all of your shares are counted.

4

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or us that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, you may (1) notify your broker, or (2) direct your written request to: Corporate Secretary, Creative Medical Technology Holdings, Inc., 211 E Osborn Road, Phoenix, AZ 85012. Stockholders who receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Q:	Where can I find the voting results of the Special Meeting?

A:

We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Special Meeting.

Q:	What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

A:

Stockholder Proposals: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2025 Annual Meeting of Stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices no later February 6, 2025. If we hold our 2025 Annual Meeting of Stockholders more than 30 days before or after July 19, 2025 (the one-year anniversary date of the 2024 Annual Meeting of Stockholders), we will disclose the new deadline by which stockholders proposals must be received in a press release or under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or a Current Report on Form 8-K. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Proposals should be addressed to:	Creative Medical Technology Holdings, Inc. Attn: Corporate Secretary 211 E Osborn Road Phoenix, AZ 85012

5

PROPOSAL: APPROVAL OF THE EXERCISE IN FULL OF THE WARRANTS

Overview

We are asking stockholders to approve the exercise in full of warrants to purchase an aggregate of 1,799,774 shares of our Common Stock at a price of $3.75 per share (the “Warrants”) that we issued in a private placement, as contemplated by Nasdaq Listing Rule 5635(d), as described in more detail below (the “Proposal”). The Warrants require us to hold this Special Meeting for the purpose of approving the Proposal, and to the extent the Proposal is not approved at this meeting, we are required to call additional stockholders’ meetings every 90 days until such stockholder approval is obtained.

March 2025 Warrant Exercise Transaction

On March 6, 2025, we entered into warrant exercise inducement offer letters (the “Inducement Letters”) with the holders (the “Holders”) of warrants to purchase an aggregate of 837,104 shares of our Common Stock originally issued on October 23, 2024 (collectively, the “Existing Warrants”), pursuant to which the Holders agreed to exercise the Existing Warrants at their current exercise price of $4.42 per share, in exchange for our agreement to issue the Holders new warrants to purchase an aggregate of 1,674,208 shares of common stock (the “Inducement Warrants”). The Inducement Warrants have an exercise price of $3.75 per share, will not be exercisable until we have obtained stockholder approval for the issuance of the shares of Common Stock underlying the Inducement Warrants, and will then be exercisable for a period of five years following the date we obtain such stockholder approval.

We engaged Roth Capital Partners, LLC (the “Advisor”) as our advisor in connection with the transactions described above and (in addition to cash compensation) issued the Advisor a warrant to purchase 125,566 shares of Common Stock (the “Advisor Warrant” which, together with the Inducement Warrants, constitute the “Warrants”). The Advisor Warrants have the same terms as the Inducement Warrants.  We have agreed to file a registration statement with the SEC to register the resale of the shares of Common Stock underlying the Warrants under the Securities Act of 1933.

Adverse Effects of Approval of this Proposal

The approval of the Proposal will result in the holders of the Warrants being able to exercise them in full.   Exercise of the Warrants would dilute the ownership interest of our existing stockholders. In addition, the sale into the public market of the shares of Common Stock issuable upon such exercise could adversely affect the market price of our Common Stock.

Reasons for Requesting Stockholder Approval

 Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions, other than public offerings, resulting in the issuance of greater than 20% of the outstanding Common Stock at a price less than the “Minimum Price.” Because (i) no cash consideration was paid for the Warrants, and (ii) the exercise in full of the Warrants would result in the issuance of more than 20% of our outstanding shares of Common Stock, Nasdaq Listing Rule 5635(d) is implicated by the issuance of the Warrants. Accordingly, in order to comply with Nasdaq Listing Rule 5635(d), the Warrants include a provision under which they may not be exercised until we have obtained the approval of our stockholders to such exercise.  The Warrants also require us to hold this Special Meeting for the purpose of obtaining this stockholder approval, and to the extent we are not successful in obtaining stockholder approval at this Special Meeting, to call additional stockholders’ meetings every 90 days until such stockholder approval is obtained.

The Board has determined that allowing the holders of the Warrants to exercise the Warrants in full is in the best interest of the Company and its stockholders because the Company is required to obtain the approval its stockholders to such exercise and to repeatedly call stockholders’ meetings every 90 days until such stockholder approval is obtained.  As a result, in the event stockholders fail to approve the Proposal, the Company will incur substantial costs for holding additional meetings, including legal costs and costs for printing and mailing proxy materials to its stockholders.

The Board of Directors Unanimously Recommends a Vote “FOR”

The Approval of the Exercise In Full of the Warrants.

6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 6, 2025, based on 2,323,428 shares of Common Stock outstanding as of such date, by:

•	each person, or group of affiliated persons, who we know to beneficially own more than 5% of our Common Stock;
•	each of our named executive officers;
•	each of our directors and director nominees; and
•	all of our executive officers and directors as a group.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Common Stock.  We have determined beneficial ownership in accordance with the rules of the SEC.  These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities.  In addition, the rules include shares of our Common Stock issuable pursuant to the exercise of warrants.  These shares are deemed to be outstanding and beneficially owned by the person holding those warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Names and Address of Individual or Identity of Group(1)	Number of Shares Beneficially Owned		Beneficial Ownership (%)
Officers and Directors
Timothy Warbington	39,298	(2)	1.7%
Donald Dickerson	7,010	(3)	*
Michael H. Finger	1,851		*
Susan Snow	-0-		*
Bruce S. Urdang	-0-		*
All Directors and Executive Officers as a Group (5 Persons)	48,159	(4)	1.8%

5% Holders
Armistice Capital, LLC	230,000	(5)	8.9%
Anson Investments Master Fund LP	230,000	(6)	8.9%

*	Less than one percent.

(1)	Unless otherwise indicated, the business address of each officer and director of the Company is c/o Creative Medical Technology Holdings, Inc., 211 E. Osborn Road, Phoenix, AZ 85012.
(2)

Includes 22,695 shares beneficially owned by Creative Medical Health, Inc., of which Mr. Warbington serves as President and Chief Executive Officer, and currently exercisable options to purchase 4,394 shares of Common Stock.

(3)	Includes currently exercisable warrants to purchase 3,000 shares of Common Stock and currently exercisable options to purchase 3,993 shares of Common Stock.
(4)	Includes 3,000 shares that may be issued under currently exercisable warrants, and 8,387 shares that may be issued under currently exercisable options.
(5)

Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, which may be deemed to be indirectly beneficially owned by (i) Armistice Capital, as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. Does not include warrants that are subject to a beneficial ownership limitation of 4.99%, which restricts the holder from exercising that portion of the warrants that would result in the holder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Under Nasdaq Rules, the shares held by the Master Fund may not be voted in favor of the Proposal.  The address of Armistice Capital is 510 Madison Avenue, 7th Floor, New York, NY 10022.

(6)

Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the securities held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. Does not include warrants that are subject to a beneficial ownership limitation of 4.99%, which restricts the holder from exercising that portion of the warrants that would result in the holder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.  Under Nasdaq Rules, the shares held by Anson may not be voted in favor of the Proposal.   The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-104, Cayman Islands.

7

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Special Meeting.  If any additional matters are properly presented or otherwise allowed to be considered at the Special Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold.  You are, therefore, urged to submit your proxy or voting instructions at your earliest convenience.

8